UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 4 to Credit Agreement

On June 9, 2015, CEB Inc. (“CEB” or the “Company”) together with certain of its domestic subsidiaries acting as guarantors (collectively, the “Guarantors”), entered into Amendment No. 4 (the “Amendment”) to the senior secured credit agreement (the “Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”), dated as of July 2, 2012, as amended and restated on July 18, 2012, as further amended and restated on August 1, 2012, and as further amended on August 2, 2013, with Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto from time to time.

The Amendment (i) replaced existing term A-1 loans with new term A-2 loans (the “New Term A-2 Loans”) in an aggregate principal amount of $250 million, which was fully drawn on June 9, 2015 (the “Closing Date”), (ii) rolled over the existing revolving credit commitments into a like principal amount of revolving commitments (the “New Revolving Commitments”) in an aggregate principal amount of $200 million, none of which was drawn on the Closing Date, and (iii) increased the existing revolving commitments by an aggregate principal amount of $50 million, none of which was drawn on the Closing Date.

The maturity date of all New Term A-2 Loans is June 9, 2020. The principal amount of the New Term A-2 Loans amortizes in quarterly installments equal to (i) for the first two years after the closing of the Amendment, approximately 2% of the original principal amount of the New Term A-2 Loans and (ii) for the next three years thereafter, approximately 4% of the original principal amount of the New Term A-2 Loans, with the balance payable at maturity. The termination date of all revolving commitments under the Amended Credit Agreement, including the new New Revolving Commitments, is June 9, 2020. As of the Closing Date, the New Term A-2 Loans and the New Revolving Commitments will, at the option of the Company, bear interest at the Eurodollar Rate (as defined in the Amended Credit Agreement) plus 1.50% or the Base Rate (as defined in the Amended Credit Agreement) plus 0.50%, as applicable, with the possibility of adjustments to the applicable interest rates based on fluctuations in specified first lien net leverage ratios.

For additional information on the Credit Agreement as initially executed, please see the Current Report on Form 8-K filed by the Company on July 3, 2012 and the copy of the original Credit Agreement (including the forms of all security documents) filed as Exhibit 10.1 thereto. For additional information on the first, second and third amendments, please see the Current Report on Form 8-K filed by the Company on August 2, 2012, the copy of the amendments filed as Exhibits 10.2 and 10.3 to the Quarterly Report on Form 10-Q filed by the Company on August 9, 2012, the Current Report on Form 8-K filed by the Company on August 2, 2013 and the copy of the amendment filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on August 8, 2013.

This description of the Amended Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Amended Credit Agreement, a copy of which is incorporated by reference and attached hereto as Exhibit 10.1.

Notes

On June 9, 2015, the Company and the Guarantors entered into an Indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee, relating to the issuance of $250 million aggregate principal amount of Senior Notes due 2023 at an issue price of 100% (the “Notes”). The Notes are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Company and each Guarantor.

The Company effected the sale of the Notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur or guarantee additional indebtedness; (ii) create liens on assets securing indebtedness; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Company’s assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. These covenants are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

This description of the Indenture is not complete and is qualified in its entirety by the actual terms of the Indenture, a copy of which is incorporated by reference and attached hereto as Exhibit 4.1.

The Company used the proceeds from the offering of the Notes, together with borrowings under the New Term A-2 Loans and cash on hand to prepay and terminate the Company’s existing term A-1 loans and to pay related fees and expenses.

On June 9, 2015, the Company issued a press release announcing the closing of the Notes. A copy of that press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 9, 2015, by and among CEB Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Amendment No. 4 to Credit Agreement, dated June 9, 2015, by and among CEB Inc., Bank of America, N.A., as administrative agent, collateral agent, swing line lender and l/c issuer, and the lenders party thereto.

99.1	Press release dated June 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB INC. (Registrant)

Date: June 10, 2015	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated June 9, 2015, by and among CEB Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Amendment No. 4 to Credit Agreement, dated June 9, 2015, by and among CEB Inc., Bank of America, N.A., as administrative agent, collateral agent, swing line lender and l/c issuer, and the lenders party thereto.

99.1	Press release dated June 9, 2015